Exhibit 1

                            JOINT FILING AGREEMENT

     We, the signatories of the Amendment No. 1 to the Schedule 13D to which this Agreement is attached, hereby agree that such Amendment No. 1 is, and any further amendments to the Schedule 13D filed by any of us will be, filed on behalf of each of us.

Dated:    April 10, 2001

                                  GENERAL ELECTRIC COMPANY

                                  By:         /s/  Robert E. Healing
                                              ----------------------------
                                  Name:       Robert E. Healing
                                  Title:      Attorney-in-Fact

                                  NATIONAL BROADCASTING COMPANY HOLDING, INC.

                                  By:         /s/  Mark W. Begor
                                              ----------------------------
                                  Name:       Mark W. Begor
                                  Title:      Vice President

                                  NATIONAL BROADCASTING COMPANY, INC.

                                  By:         /s/  Mark W. Begor
                                              ----------------------------
                                  Name:       Mark W. Begor
                                  Title:      Executive Vice President

                                  GE INVESTMENTS SUBSIDIARY, INC.

                                  By:         /s/  Robert E. Healing
                                              ----------------------------
                                  Name:       Robert E. Healing
                                  Title:      Vice President

                                  RAINWATER ACQUISITION CORP.

                                  By:         /s/  Mark W. Begor
                                              ----------------------------
                                  Name:       Mark W. Begor
                                  Title:      President